PART IV
ITEM 14(c)
EXHIBIT 23

Deloitte & Touche LLP letter-head

INDEPENDENT AUDITORS' CONSENT


Michigan National Corporation:

We consent to the incorporation by reference in the following Registration Statements of Michigan National Corporation (MNC) of our report dated February 7, 1995 (February 24, 1995 as to Note V) appearing in this Annual Report on Form 10-K of MNC for the year ended December 31, 1994:

            Registration
Form        Statement No.     Description
 S-3        33-58644          $150,000,000 of Debt Securities at a rate to be determined, filed as a shelf registration

 S-3        33-24751          $55,000,000 of 8% Redeemable Subordinated Debentures
                              and Cancellable Mandatory Stock Purchase Contracts

 S-8        33-22542          250,000 shares of Common Stock of MNC (MNC
                              Employees' Stock Bonus Plan, 401-(k) account)

 S-3        33-22430          656,787 shares of Common Stock of MNC proposed to be
                              disposed of by Marine Midland Bank Inc.

 S-8        33-18943          1,303,045 shares of Common Stock of MNC (MNC Employee
                              Stock Ownership Plan)

 S-8        33-17222          500,000 shares of Common Stock of MNC (MNC Stock Option and
                              Performance Incentive Plan)

 S-8        33-4515           500,000 shares of Common Stock of MNC (MNC 1985 Stock
                              Option Plan)

 S-8        33-45188          200,000 shares of Common Stock of MNC (MNC Nonqualified
                              Stock Option Plan)



/s/ Deloitte & Touche LLP

March 7, 1995
Detroit, Michigan
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